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Transcript of
Homeland Security Capital Corp (HOMS.OB)
Investor Conference Call
March 20, 2008

Participants
Tom McMillen, Chairman & CEO
Michael T. Brigante, CFO
Chris Leichtweis, President

Presentation

Operator
Greetings and welcome to the Homeland Security Capital Corporation Investor Conference call. At this time, all participants are in a listen only mode.
[Operator Instructions]. As a reminder, this conference is being recorded.

Before we get started, I would like to read a cautionary statement. This conference may contain forward-looking statements made by the senior management of Homeland Security Capital Corporation that involve risks and uncertainties that could affect Homeland Security Capital Corporation's ability to achieve the anticipated financial results. Additionally certain statements contained in this call that are not based on historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Homeland Security Capital Corporation intends that forward-looking statements in the call be subject to the Safe Harbor created thereby. Homeland Security Capital Corporation actual results could differ materially from the results projected in or implied by such forward-looking statements as a result of risk factors including the risk factors set forth in the Homeland Security Capital Corporation filings with the SEC.

It is now my pleasure to introduce your host Mr. Tom McMillen, CEO for Homeland Security Capital Corporation. Thank you Mr. McMillen you may begin.

C. Thomas McMillen - HSCC - Chairman & CEO
Thank you and good day. Thanks everyone for listening today to this investor conference to discuss the acquisition that we announced yesterday and we closed on Monday. As many of you have seen in the press release, Homeland Security Capital Corporation acquired Knoxville-based Safety & Ecology Holdings Corporation for a purchase price of approximately $20.4 million.

I want to give a little bit of the overview of the transaction and why we are doing this and then get into some of the specifics of the transaction as well as introduce some of our team who is on the call today.

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On the call is our CFO Mike Brigante as well as Chris Leichtweis who is the new President of Homeland Security Capital Corporation as well as being the CEO of Safety & Ecology, which is now a wholly owned subsidiary of Homeland Security Capital Corporation.

Last summer we set out three broad goals for the company. One of them was to acquire a strong middle market company, which would serve as a platform company for us to consolidate a fragmented part of the homeland security market place. I am pleased that we were able to do this with Safety & Ecology Holdings, a company that's generated approximately $50 million in revenues last year. SEC is very profitable and a company that will be a good base for us to acquire other companies in this environmental services remediation area. We think it is a great market, and we think it is very fragmented. Energy Solutions--a company that is in a similar space went public last summer their multiple of trailing EBITDA to enterprise value was very high; over 30 for a long time. Since the market declined, it has come down to about 15. This overall industry trades very strongly. We are pleased to be a part of it and look forward to aggregating more companies in this space over the months and years to come.

The second objective for us was to simplify our balance sheet. As many of you know, we have over $10.5 million of convertible debentures, which created tremendous problems for us with derivative accounting and so forth; making it difficult for an investor to transparently see what was going on with the company. This transaction, I am pleased to say, has succeeded in doing that--adding some equity to the company as well as some leverage so that we can close this transaction. So we accomplished our second objective, which was to simplify our balance sheet.

Third, ideally we wanted to find a transaction that would be synergistic with some of our core holdings. Fortunately, this transaction is very synergistic to our Polimatrix joint venture, which is in the portable radiation detection space. As many of you know on November 7, 2007 e announced that we were awarded a statewide contract from the State of Illinois to provide 20,000 portable radiation detectors to first responders over a 4-year period in Illinois. We estimate that the contract; products, training, service, and maintenance will exceed $20 million. To add this company to the core expertise of Safety & Ecology Holdings is a real plus and we are pleased that we were able to accomplish our third objective. So we got our platform company, we simplified our balance sheet, and we have made a synergistic acquisition.

Let me talk briefly about the transaction. The transaction as outlined in our 8-K was a $20.4 million transaction; issuing $3.3 million preferred to sellers, issuing $2 million of notes to the sellers, paying $3.9 million in cash, and last we paid down $6.8 million of debt. We assumed leases of about $2.4 million and we redeemed some preferred in the amount of $2 million. In addition, the sellers were awarded 22 million warrants at a strike price of 3 cents.

In addition to all this initial consideration there is a 2 year earnout for the sellers if they maintain an EBITDA level over the next 2 years of between $4 and $5 million. If they hit $5 million on average, they can earn another $6 million of our stock, Homeland Security Capital Corporation stock priced 2 years from now.

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With respect to our restructuring which I spoke to briefly, we took our old debentures of approximately $10.5 million and turned them into $3.81 million of preferred approximately, and $6.75 million of senior debt. The senior debt has a coupon of 13 percent and is accruing until 2010. The good news is we will not have to use our cash flow to service that debt. That’s a real plus for us and one of the successful outcomes of our restructuring.

In addition, with respect to the financing we issued 6,190,000 in preferred shares which converts at 3 cents per share but all limited to no more than a 9.9 percent aggregate voting power. And last, we issued senior notes equal to approximately $6.3 million in transaction. To sum this up, the financing was a $12.5 million of cash , and the total ending balance sheet will look like $10 million of convertible preferred and approximately $13 million of debt. So effectively, we have added $10 million of equity while doing this transaction. We think that outcome is very good. The debt accrues through 2010 and even the preferred does not have a current dividend payment. That will accrue and the accruals can be converted into equity at 6 cents per share.

It all sounds very complicated but the real bottom line in this is that we bought a company at less than 5 times EBITDA. We have a great management team, and I will introduce Chris in a minute, who are highly motivated to make this a success. We have a tremendous alignment of our interests in this transaction. And with our financing we were able to basically put $10 million of equity in preferred, take our old debentures, which were convertible at varying rates, and turn that into a fixed debt at $13 million with no current coupon, but rather an accruing coupon at 13 percent. All in all, it allows a lot of growth room for Safety & Ecology Holdings to build their business, to do acquisitions, and to continue on the growth curve they have enjoyed over the last few years.

In addition there were some warrants issued to Yorkville for the preferred that they put up. All of this is outlined in the 8-K.

I don't want to belabor the point too much. Other than to say we are pleased with the transaction. We think it is a very good value at one point. As I said, the industry leader in this space is trading at over 15 times they were trading at 30 times. We picked this company up at about 4.7 times and our financing results in a balance sheet of $13 million of debt with no current coupon and $10 million preferred with no current dividend requirements. We have a chance to grow this and we are looking forward to growing it and we think that it is a solid acquisition.

I am going to turn it over to Chris Leichtweis who is our new President of Homeland Security Capital Corporation to kind of give an overview of the company then we will take your questions. Chris.

Chris Leichtweis - HSCC - President
Thanks Tom. Thanks everyone. Good day to all. When you think of SEC, Safety & Ecology Holdings Corporation, SEC, as kind of a niche global provider in the environmental hazardous and nuclear infrastructure remediation. Kind of a cleanup of the U.S. Federal, European governments facilities. kind of cleaning up their legacy issues involving cleaning up Bases, and facilities closures. We are also involved in the rebuild of those programs for those agencies. So we have a tear down and a build out capability. We have been very successful. We recently expanded into an untouched market in the Caribbean that pretty much needs SEC's core competencies in the environmental and infrastructure development and construction.

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In the past four years, we have extended over to the U.K. and to the European markets in the emergency response, the nuclear non-proliferation and also introducing some technologies along the way.

A little history of SEC. We formed the company back in 1991. We are a Nevada based corporation. We have grown approximately 30 percent per year and have maintained over the last 10 years a CAGR of about 26 percent.

We have been participating in the majority of the Department of Energy and Department of Defense base and facility closure and any associated legacy cleanup programs that those agencies have had in the last 10 to 15 years.

We have expanded our brand internationally of course with the uptick of the nuclear and hazardous closure programs in the U.K. and European market have leveraged our capability there as well.

From day one, we have incorporated our innovative technology. We have a total of 12 in our services side that provide value added capability to our customers and really increases our success rate of performance. It truly is a value-added component. And the reason why we win the work we do.

We have now grown to about 420 personnel worldwide. A plus up for SEC is that about one third of our employees hold and possess top security clearances and that is necessary for certainly the space that Homeland Security Capital Corp. is in --the homeland defense and security space. That is a synergy within itself.

We are well diversified in both the federal and commercial markets. Particularly in the environmental infrastructure, the nuclear energy and the operations side as well as large-scale emergency response. We are very active in hurricane relief and anti-terrorism programs out of FEMA and DHS.

Just to give you an overview of our clients, Department of Energy, the Nuclear Regulatory Commission, the Department of Defense agencies, Air Force, Army, , Corp of Engineers. Holding direct contracts with some of those agencies as well as FAA, DHS, Fish and Wildlife Service and various state agencies; and Superfund programs across the country.

On a commercial side, we touched many leading businesses in the oil and gas industry, steel mills, railroads, pharmaceuticals; particularly the radiopharmaceutical component and also the commercial nuclear utility program.

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That gives you kind of an overview of where we are and Tom if you want to take it back we can answer some questions that people may have.

C. Thomas McMillen - HSCC - Chairman & CEO
Maybe just address the synergy with Polimatrix for a minute and then we'll take questions.

Chris Leichtweis - HSCC - President
Sure. Well Polimatrix is a nuclear detection device company that was recently awarded a contract in the state of Illinois. And what the Safety & Ecology Holdings can assist in delivering is not only services associated with that technology, but also deployment, and it also touches, and we can introduce it to our countrywide and also in the UK customer base. So that Polimatrix synergy is one I think we can both capitalize on on both sides of -- from both companies.

C. Thomas McMillen - HSCC - Chairman & CEO
Thank you. Why don't we take questions? Moderator.

Operator
Thank you. [Operator Instructions]. Thank you. Our first question comes from the line of Philip Morrissy (ph) with Morgan Keegan. Please proceed with your question.

Philip Morrissy - Morgan Keegan
Hi Tom how are you and congratulations. I think this looks like a terrific acquisition and certainly puts you moving in the right direction. One thing I am just a little bit curious about if you can just touch a little bit on the overall capital structure changes? The Cornell Capital element you mentioned something about Yorkville, which I believe, is a subsidiary of Cornell Capital but I am just trying to get my arms around how that will all work there?

C. Thomas McMillen - HSCC - Chairman and CEO
Yorkville is now--Cornell is the predecessor for Yorkville. When I was referring to Yorkville, I was referring to Cornell.

Philip Morrissy - Morgan Keegan
Okay.

C. Thomas McMillen - HSCC - Chairman and CEO
What we did is we took approximately $10.5 million of convertible debentures. They were variable convertible debentures and we replaced that with $3.8 million of preferred that converts at 3 cents and $6.75 million of senior notes that have no conversion features with a 13 percent coupon and accruing through 2010. That in itself was I think a major major improvement on our balance sheet. We took some of the debentures and replaced them for equity and we took the convertible debt and replaced it for fixed notes that mature in 2010.

Philip Morrissy - Morgan Keegan
Let me just stop you for a second. On this preferred then which converts it's a convertible preferred-- the 3.8 million at 3 cents?

C. Thomas McMillen - HSCC - Chairman and CEO
That's correct.

Philip Morrissy - Morgan Keegan
Okay and it is there any sort of time frame on that they can convert it after 2 years or is it immediately convertible?

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C. Thomas McMillen - HSCC - Chairman and CEO
They can convert it at any time.

Philip Morrissy - Morgan Keegan
At any time okay.

C. Thomas McMillen - HSCC - Chairman and CEO
Obviously we--but subject to a 9.9 percent aggregate voting cap so they will never they will not go beyond beneficially owning more than 9.9 percent of our outstanding stock at any time.

Philip Morrissy - Morgan Keegan
I gotcha. okay.

C. Thomas McMillen - HSCC - Chairman and CEO
But with the transaction we took down $12,500,000 of financing. $6.3 million of that was similar senior notes, fixed coupon accruing through 2010 and the preferred was again the same converting at 3 cents. The positive news here is that we have negotiated a credit line with SunTrust for SEC that they can use for their internal growth, that they can use for acquisitions and we will not have a current coupon or current dividend obligation with the Yorkville instrument because they are accruing which allows us to preserve our cash and our existing debt line for growth and for acquisitions. Basically I think what Yorkville has done is given us some room to really grow the business which we think is a very good thing.

Philip Morrissy - Morgan Keegan
How big is the credit line? Can you comment on that?

C. Thomas McMillen - HSCC - Chairman and CEO
The credit line is approximately up to $8 million depending on qualified assets. That is a good start. We have a lot of interesting opportunities looking ahead.

Philip Morrissy - Morgan Keegan
Okay, thank you.

Operator
Thank you. [Operator Instructions]. Okay there are no further questions at this time. I'd like to turn the call back over to management for closing comments.

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C. Thomas McMillen - HSCC - Chairman & CEO
Again, let me say that we are pleased that we accomplished our 3 objectives in this. We found a good platform company at a good price 4.7 times trailing EBITDA with good management, good solid management, they're staying with the business. They will continue to grow and they are highly incented with equity. We found a business that enabled us to simplify our balance sheet and take away all derivative accounting and to really leave us with growth capital to grow with the structure. And the third thing this is very synergistic with our Polimatrix division. So in all we are very pleased with the transaction. We thank the investors for their support and we look forward to our next call, which will be with respect to our 10-K in the next few weeks. Thank you very much.

Operator
This concludes today's teleconference. You may disconnect your lines at this time. Thank you for your participation.

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